Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Ordinary Shares par value NIS 5.00 per share, of Nano Dimension Ltd. and further agree to the filing of this agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: August 21, 2026	TANG CAPITAL PARTNERS, LP

	By:	Tang Capital Management, LLC
	Its:	General Partner

	By:	/s/ Kevin Tang
		Name:	Kevin Tang
		Title:	Manager

TANG CAPITAL PARTNERS INTERNATIONAL, LP

By:	Tang Capital Management, LLC
Its:	General Partner

By:	/s/ Kevin Tang
	Name:	Kevin Tang
	Title:	Manager

TANG CAPITAL PARTNERS III, INC

By:	/s/ Kevin Tang
	Name:	Kevin Tang
	Title:	Chief Executive Officer

TANG CAPITAL PARTNERS IV, INC

By:	/s/ Kevin Tang
	Name:	Kevin Tang
	Title:	Chief Executive Officer

TANG CAPITAL MANAGEMENT, LLC

By:	/s/ Kevin Tang
	Name:	Kevin Tang
	Title:	Manager

/s/ Kevin Tang
Name:	Kevin Tang